Exhibit 4.6

(Front Side of Common Stock Certificate)

NUMBER:	COMMON STOCK
RI
REALTY INCOME CORPORATION

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN.	CUSIP 756109 10 4 SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $1.00 PAR VALUE, OF

Realty Income Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ DONALD R. CAMERON
CHAIRMAN

/s/ MICHAEL R. PFEIFFER
SECRETARY

Countersigned and Registered:
WELLS FARGO BANK, N.A.

By:	Transfer Agent and Registrar	(Corporate Seal)
/s/ TODD J. MAY
Authorized Signature

(Back Side of Common Stock Certificate)

IMPORTANT NOTICE
    The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and (if the Corporation is authorized to issue any preferred or special class in series), (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests.  Requests for such written statement may be directed to the Secretary of the Corporation, at the Corporation's principal office.
     The shares represented by this certificate are subject to the restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code").  Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 9.8% of the outstanding Common Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Common Sharess of the Corporation (by value or by number of shares, whichever is more restrictive); (iii) no Person may Beneficially or Constructively Own Common Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Common Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons.  Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Common Shares which causes or will cause a Person to Benefically or Constructively Own Common Shares in excess of the above limitations must immediately notify the Corporation.  If any of the restrictions on transfer or ownership are violated, the Common Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.  In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above.  Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO.  All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Common Shares on request and without charge.  Requests for such a copy may be directed to the Secretary of the Corporation, at the Corporation's principal office.

     The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	As tenants in common	UNIF GIFT MIN ACT	-	______Custodian________
TEN ENT	-	As tenants by the entireties			(Cust) (Minor)
JT TEN	-	As joint tenants with right of			Under Uniform Gifts to Minors
		survivorship and not as tenants			Act___________________
		In common			(State)
			UNIF TRF MIN ACT	-	______Custodian (until age____)
(Cust)
______under Uniform Transfers
(Minor)
To Minors Act______________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________________hereby sell assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed